                                   EXHIBIT 1

                                    SAMARNAN

                             INVESTMENT CORPORATION

                              MID-YEAR REPORT (TO)

              SHAREHOLDERS FOR THE SIX MONTHS ENDED JUNE 30, 2005

                        SAMARNAN INVESTMENT CORPORATION

                             P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651

SAMARNAN INVESTMENT CORPORATION

REPORT OF SHAREHOLDERS' MEETING

THE ANNUAL MEETING OF SHAREHOLDERS OF SAMARNAN INVESTMENT CORPORATION was held on April 26, 2005 for the purposes of (1) electing seven directors to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified, and (2) to ratify or reject the selection of CF&Co. L.L.P. as the independent certified public accountants for the Company for the current year. The results of voting on these matters are shown below:

          PROPOSAL                FOR      WITHHELD
          --------                ---      --------
(1) Election of Directors
        Nancy Walls Devaney    1,166,660      -0-
        Joseph Monteleone      1,166,660      -0-
        Martha Walls Murdoch   1,166,660      -0-
        Steve Sikes            1,166,660      -0-
        Roland Walden          1,166,660      -0-
        George S. Walls, Jr.   1,166,660      -0-
        Tolbert F. Yater, III  1,166,660      -0-

                                       FOR      AGAINST   ABSTAIN
                                       ---      -------   -------
(2) Ratification of CF&Co, L.L.P.   1,166,660     -0-       -0-

                            TOTAL SHARES OUTSTANDING   1,201,768

DIRECTORS AND OFFICERS COMPENSATION

      During the six months ended June 30, 2005, the Company paid its directors as regular compensation $ 3,900 ($300 per meeting attended) and $7,000 to the firm of Wheatley, Fowler & Lee, P.C. of which Jerry Wheatley the Secretary and Treasurer of the Company is a shareholder, for that firm's accounting services. No other fees or compensation were paid by the Company to any director or officer or their affiliates during such six month period.

PURCHASE AND SALES OF INVESTMENT SECURITIES

      The Company's purchase of investment securities in its portfolio during the six months ended June 30, 2005, totaled $4,512,997 and sales of its securities during the period totaled $4,647,772. Total investments at June 30, 2005 were $20,301,853.

                           WHEATLEY, FOWLER & LEE, PC.
                          Certified Public Accountants

================================================================================

Jerry D. Wheatley, CPA       214 North Ridgeway             Phone (817) 641-7881
Matthew F. Fowler, CPA          P.O. Box 134                Metro (817) 774-9275
Richard Lee, CPA             Cleburne, TX 76033               Fax (817) 641-7884

The Board of Directors
Samarnan Investment Corporation
Cleburne, Texas 76033

The accompanying statements of assets and liabilities of Samarnan Investment Corporation as of June 30, 2005, and the related statements of operations and changes in net assets for the six months ended June 30, 2005 and June 30, 2004, and the portfolio of investment securities were not audited by us, and, accordingly, we do not express an opinion on them.

We are not independent with respect to Samarnan Investment Corporation.

/s/ Wheatley, Fowler & Lee, P.C.
--------------------------------
Wheatley, Fowler & Lee, P.C.
July 13, 2005

                         SAMARNAN INVESTMENT CORPORATION
                        STATEMENT OF ASSETS & LIABILITIES
                                  JUNE 30, 2005

Assets:

     Cash                                                    $   327,927
     Investments in securities at market (cost, net of
          amortization of bond premiums $17,772,830)          20,301,853
          Accrued interest and dividends receivable              172,345
                                                             -----------

                 Total Assets                                 20,802,125

Liabilities:
     Accounts payable                                             30,388
                                                             -----------

                 Total Liabilities                                30,388
                                                             -----------
                 Net assets applicable to outstanding
                   capital shares, equivalent to
                   $17.28 per share                          $20,771,737
                                                             ===========
Source of Net Assets:
     Capital shares - authorized 2,000,000 shares
          of $1.00 par value; outstanding 1,201,768 shares   $ 1,201,768
     Unrealized appreciation of investments                    2,529,023
     Undistributed net investment income                         728,641
     Undistributed capital gain                                  505,996
     Retained earnings at April 29, 1978, commencement
          of operations as an investment company              15,806,309
                                                             -----------
                                                             $20,771,737
                                                             ===========

                     See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                             STATEMENT OF OPERATIONS
                     SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                                               2005             2004
                                                            -----------     -----------
Investment Income:

     Interest                                               $   281,762     $   277,862
     Dividends                                                   87,548         102,358
                                                            -----------     -----------
          Total income                                          369,310         380,220
                                                            -----------     -----------
Expenses:
          Advisory fees                                          50,110          45,359
          Legal & professional                                   24,845          37,075
          Audit fee                                              20,000          16,745
          Director fees                                           3,900           3,900
          Custodian tee                                           6,000           6,000
          Administrative fee                                      6,777           6,428
          Franchise tax                                           1,482           1,885
          Office & printing                                       1,970           1,627
          Insurance                                                 461             461
                                                            -----------     -----------
                 Total expenses                                 115,545         119,480
                                                            -----------     -----------
                 Net investment income                          253,765         260,740
                                                            -----------     -----------
Realized and unrealized gain (loss) on investments:

  Realized gain (loss) from security transactions:
           (excluding short-term securities)
          Proceeds from sales                                 4,647,722       1,727,166
          Cost of securities sold, net of
           amortization of bond premiums                      3,961,145       1,530,627
                                                            -----------     -----------
                  Net realized gain (loss)                      686,577         196,539
                                                            -----------     -----------
     Unrealized appreciation of investments:
           Beginning of period                                2,836,770       2,247,803
           End of period                                      2,529,023       2,060,393
                                                            -----------     -----------
           Increase (decrease) in unrealized appreciation      (307,747)       (187,410)
                                                            -----------     -----------
           Net realized and unrealized
             gain (loss) on investment                          378,830           9,129
                                                            -----------     -----------
           Net increase (decrease) in net assets
            resulting from operations                       $   632,595     $   269,869
                                                            ===========     ===========

Total expenses as a percentage of total
     investment income                                             31.3%           31.3%
                                                            ===========     ===========

                     See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                       STATEMENT OF CHANGES IN NET ASSETS
                    SIX MONTHS ENDED JUNE 30, 2005 AND 2004

                                                        2005           2004
                                                     -----------    -----------
Investment activities:
     Net investment income                           $   253,768    $   260,740
     Net realized gain (loss) from
          security transactions                          686,577        196,539
     Increase (decrease) in unrealized
          appreciation of investments                   (307,747)      (187,410)
                                                     -----------    -----------
                 Increase (decrease) in net assets
                   from investment activities            632,598        269,869
                                                     -----------    -----------
Dividends and distributions
       to shareholders:
     Net investment income                              (288,425)      (300,442)
     Capital gains                                             0              0
                                                     -----------    -----------
                 Decrease in net assets from
                   dividends and distributions
                   to shareholders                      (288,425)      (300,442)
                                                     -----------    -----------
                 Increase (decrease) in net assets       344,173        (30,573)
Net assets:

     Beginning of period                              20,427,564     19,260,408
                                                     -----------    -----------
     End of period                                   $20,771,737    $19,229,835
                                                     ===========    ===========

                     See accompanying accountant's report.

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2005

 PERCENTAGES INDICATED ARE BASED ON NET ASSETS OF $ 20,771,737 AT JUNE 30, 2005

                                              Number     Market
                                             of Shares   Value
                                             ---------  -------
EQUITY SECURITIES:
 COMMON STOCKS
   MATERIALS & PROCESSING
     Alcoa, Inc.                               2600      67,938
     Bunge Limited                             3200     202,880
     DuPont E I DeNemours & Co                 3600     154,836
     Phelps Dodge                              1900     175,750
                                                        -------

       Total Materials & Processing - 2.90%             601,404

   PRODUCER DURABLES
     Boeing Company                            3200     211,200
     Cummins Inc                               2400     179,064
     Rockwell Collins                          3900     185,952
     United Technologies                       3400     174,590
                                                        -------

       Total Producer Durables - 3.61%                  750,806

   CONSUMER DISCRETIONARY
     Federated Dept Stores Inc                 3100     227,168
     Polo Ralph Lauren                         4700     202,617
     Regal Entertainment Group                 8900     168,032
     Starwood Hotels & Resorts Worldwide       3000     175,710
                                                        -------

       Total Consumer Discretionary - 3.72%             773,527

   CONSUMER STAPLES
     Colgate-Palmolive Co                      3400     169,694
     Dean Foods                                5200     212,898 (4)
                                                        -------

       Total Consumer Staples - 1.84%                   382,592

   HEALTH CARE
     Sybron Dental Specialties                 4800     180,576 (4)
     Triad Hospitals Inc                       4200     229,488 (4)
                                                        -------

       Total Health Care - 1 .97%                       410,064

   OTHER ENERGY
     Apache Corporation                        2806     181,268
     Consol Energy                             3700     198,246
     Pioneer Natural Resources                 4600     193,568
                                                        -------

       Total Other Energy - 2.76%                       573,082

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2005

                                              Number      Market
                                             of Shares    Value
                                             ---------  ---------
EQUITY SECURITIES (CONT.):
 COMMON STOCKS (CONT.)
   INTEGRATED OILS
     Exxon Mobil                                3000      172,410
                                                        ---------

       Total Integrated Oils - .83%                       172,410

   FINANCIAL SERVICES
     American Express                           3200      170,336
     Citigroup                                  3699      171,005
     Comerica Inc                               3000      173,400
     Eaton Vance Corp                           7300      174,543
     JP Morgan Chase & Company                  4788      169,112
     Legg Mason                                 2250      234,247
     Prudential Financial, Inc                  3100      203,546
     Zions Bancorporation                       2400      176,472
                                                        ---------

       Total Financial Services - 7.09%                 1,472,661

   TECHNOLOGY
     Anteon International Corp                  5000      228,100  (4)
     Harris Corp                                5900      184,139
     IBM                                         500       37,100
     Microsoft Corp                              500       12,420
     Motorola Inc                              11000      200,860
                                                        ---------

       Total Technology - 3.19%                           662,619

   UTILITIES
     Alltel Corp                                3000      186,840
     Aqua America                               6700      199,258
     Entergy Corp                               2400      181,320
     Oneok Inc                                  6300      205,695
                                                        ---------

       Total Utilities - 3.72%                            773,113

   AUTO & TRANSPORTATION
     Burlington Northn Santa Fe                 3900      183,612
     Nordic American Tanker Shipping            4400      186,780
     Yellow Roadway Corp                        3200      162,560 (4)
                                                        ---------

       Total Auto & Transportation - 2.57%                532,952

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2005

                                                  Number     Market
                                                of Shares    Value
                                                ---------  ----------
EQUITY SECURITIES (CONT.):
 COMMON STOCKS (CONT.)
   MULTI-SECTOR COMPANIES
     Eaton Corp                                    2800       167,720
     General Electric                              4700       162,855
                                                           ----------

       Total Multi-Sector Companies - 1.59%                   330,575

     Mutual Fund Brazos Microcap - 1.52%         16,024       316,314
                                                           ----------

     Total Common Stocks - 37.32%                          $7,752,119

 PREFERRED STOCK
   FINANCIAL SERVICES
     Lehman Bros. Holdings                         6900       167,325
                                                           ----------
       Total Financial Services - .81%                        167,325

   UTILITIES
     Alabama Power PFD                             6600       164,802
     Viacom Inc                                    6600       167,376
                                                           ----------

       Total Utilities - 1 .60%                               332,178
                                                           ----------

     Total Preferred Stock - 2.40%                         $  499,503

 CONVERTIBLE PREFERRED STOCK
   HEALTH CARE
     Baxter International                          3000       165,870
                                                           ----------
       Total Health Care - .80%                               165,870

   TECHNOLOGY
     Xerox Corp                                    1400       166,684
                                                           ----------
       Total Technology - .80%                                166,684
                                                           ----------
     Total Convertible Preferred Stock - 1 .60%            $  332,554

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2005

                                                         Number      Market
                                                        of Shares     Value
                                                        ---------  ------------
EQUITY SECURITIES(CONT.):
 REAL ESTATE INVESTMENT TRUST
  REITS - RESIDENTIAL
    Archstone-Smith Trust                                 1200           46,344
    Equity Residential                                    1300           47,866
                                                                   ------------

     Total REITS - Residential - .45%                                    94,210

  REITS - RETAIL
    Simon Property Group, Inc                              700           50,743
    Kimco  Realty                                          800           47,128
                                                                   ------------

     Total REITS - Retail - .47%                                         97,871

  REITS - SPECIALTY

    Rayonier                                               859           45,553
                                                                   ------------

     Total REITS - Specialty - .22%                                      45,553

  REITS - HEALTHCARE
    Health Care Property Investors,Inc                    1600           43,264
                                                                   ------------

     Total REITS -   Healthcare - .21%                                   43,264

  REITS - INDUSTRIAL / OFFICE
    Boston Properties  Inc                                 700           49,000
    Equity Office Properties Trust                        1400           46,340
    Prologis                                              1100           44,264
                                                                   ------------

     Total REITS - Industrial / Office - .67%                           139,604

  REITS - DIVERSIFIED
    Vornado  Realty                                        600           48,240
                                                                   ------------
     Total REITS - Diversified - .23%                                    48,240

    Total Real Estate Investment Trust - 2.26%                     $    468,742
                                                                   ------------

    Total Equity Securities (cost $6,961,869) - 43.58%             $  9,052,918 (1)
                                                                   ============

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2005

                                          Principal   Market
                                           Amount     Value
                                          ---------  ---------
MUNICIPAL BONDS:
 EDUCATION
   Alabama CLG & Univ. Tuskegee
     5.500% due 09/01/07                   500,000     521,830
   Colorado Ed. & Cultural
     5.250% due 04/01/11                   100,000     103,324
   Latrobe, PA IDA
     5.375% due 05/01/13                   250,000     266,060
   Indiana St. Edl. Facs
     5.400% due 10/01/13                   150,000     157,305
   Colorado Ed. & Cultural
     5.750% due 06/01/11                   100,000     113,729
   Colorado Educ & Cultural
     6.875% due 12/15/20                   250,000     268,593
   University of Minnesota
     5.750% due 7/01/18                    400,000     479,820
   Minnesota St. Higher Ed
     5.250% due 10/01/19                   100,000     110,380
   Long Beach, CA Comm College
     5.000% due 5/01/28                    300,000     318,921
                                                     ---------

     Total Education - 11 .27%                       2,339,962

 GENERAL OBLIGATION
   Maywood IL G.O.
     5.500% due 01/01/11                   250,000     279,655
   Douglas Cnty WI
     5.000% dur 12/01/17                   250,000     276,975
   Northside TX ISD GO
     5.000% due 2/15/18                    125,000     135,730
   Clay Cnty MO Sch Dist
     5.000% due 03/01/15                   300,000     336,204
   Oak Lawn IL
     5.000% due 12/01/23                   250,000     268,683
   Austin TX Pub / Mpt
     4.750% due 09/01/20                   100,000     105,193
                                                     ---------

     Total General Obligation - 6.75%                1,402,440

 HEALTHCARE
   North Miami Health Fac. Rev. Catholic
     5.300% due 08/15/06                   200,000     205,832
   North Miami Health Fac. Rev. Catholic
     5.400% due 08/15/07                   375,000     393,338
   Wisconsin Health & Education-Sinai
     5.500% due 08/15/08                   600,000     628,692

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2005

                                  Principal    Market
                                   Amount      Value
                                  ---------  ---------
MUNICIPAL BONDS (CONT):
 HEALTHCARE(CONT)
   Missouri State Health
     5.550% due 02/01/09           200,000     210,116
   Illinois Health Fac. Auth.
     6.000% due 02/15/11           500,000     529,065
   South Dakota H & E
     4.500% due 04/01/12           175,000     174,972
   Volusia City Health Fac.
     6.000% due 06/01/12           600,000     621,270
   Montgomery County PA IDA
     5.625% due 11/15/12           500,000     523,420
   Valdosta & Lowndee Cty Hosp
     5.500% due 10/01/14            85,000      96,802
   Illinois Health Fac.
     5.120% due 12/01/15           250,000     253,858
   Marshall MN Med Ctr
     5.450% due 11/01/18           250,000     262,633
                                             ---------

     Total Healthcare - 18.78%               3,899,998

 HOUSING
   Bexar County Tx, Housing
     5.625% due 12/01/11           210,000     219,326
   Louisiana Housing Fin. Agency
     6.000% due 09/01/15           670,000     711,480
                                             ---------

     Total Housing - 4.48%                     930,806

 OTHER REVENUE
   Goodhue City, MN EDA Lease
     5.600% due 02/01/06           285,000     289,828
   Illinois Dev Fin Auth
     5.700% due 07/01/12           190,000     196,065
   North Dakota Bldg Auth.
     5.250% due 12/01/13           330,000     364,637
   High Plains Met Dist.
     4.375% due 12/01/15           250,000     252,808
   Springdale AR Sales & Usage
     4.000% due 07/01/16            75,000      76,306
   Minnesota St Ag Sol
     5.000% due 09/15/18           180,000     187,502
   Kent WA Local Impr. Dist.
     4.650% due 12/15/19           300,000     297,126
                                             ---------

     Total Other Revenue - 8.01%             1,664,272

                         SAMARNAN INVESTMENT CORPORATION
                            Investments in Securities
                                  June 30, 2005

                                                      Principal    Market
                                                       Amount      Value
                                                      ---------  -----------
MUNICIPAL BONDS(CONT):
  POWER
   Fairburn Combined Utilities
     5.375% due 10/01/13                               250,000       266,510
                                                                 -----------

      Total Power -1.28%                                             266,510

  WATER & SEWER
   Summerville GA
     4.500% due 01/01/11                                75,000        79,478

   Chicago, IL-Wastewater Rev.
     5.400% due 01/01/06                               150,000       152,015

   Marysville WA Wastewater
     4.400% due  04/01/25                              200,000       200,210
                                                                 -----------

      Total Water & Sewer - 2.08%                                    431,703

 TRANSPORTATION
   Montana St Dept Trans
     5.000% due  03/01/20                              285,000       313,244
                                                                 -----------

    Total Transportation - 1.51%                                     313,244
                                                                 -----------

    Total Municipal Bonds (cost $10,810,961) - 54.16%            $11,248,935 (2)
                                                                 -----------

    Total Investments in Securities (cost $17,772,830)           $20,301,853 (3)
                                                                 ===========

TOTAL UNREALIZED APPRECIATION OF VALUE OVER TAX COST             $ 2,529,023
                                                                 ===========

NOTES:

(1) The aggregate unrealized appreciation or depreciation of the market value of Equity Securities which was in excess or below their cost for Federal income tax purposes was as follows:

                                                 Appreciation
             Market Value        Tax Cost       (Depreciation)
             ------------      ------------     --------------
             $  8,343,772      $  6,206,584     $    2,137,188
                  709,146           755,285            (46,139)
             ------------      ------------     --------------
Net          $  9,052,918      $  6,961,869     $    2,091,049

(2) The aggregate unrealized appreciation or depreciation of the market value of Municipal Bonds which was in excess or below their cost for Federal income tax purposes was as follows:

                                                 Appreciation
             Market Value        Tax Cost       (Depreciation)
             ------------      ------------     --------------
             $ 10,951,809      $ 10,510,961     $      440,848
                  297,126           300,000             (2,874)
             ------------      ------------     --------------
Net          $ 11,248,935      $ 10,810,961     $      437,974

(3) The aggregate unrealized appreciation of the market value of all securities held by the Registrant in excess of their cost for Federal income tax purposes was $2,529,023.

(4)   Non-income producing.

                         SAMARNAN INVESTMENT CORPORATION

          P.O. BOX 651 / CLEBURNE, TEXAS 76033-0651/ TEL: 817.645-2108
     FAX: 817.641-7884 / EMAIL: SAMARNAN@AOL.COM / INTERNET: WWW.SAMARNAN.COM
                                                         (UNDER CONSTRUCTION)

BOARD OF DIRECTORS                      LEGAL COUNSEL
       Nancy Walls Devaney                      Richard S. Whitesell, Jr.
       Joe Monteleone                           4305 Lorraine Avenue
       Martha Walls Murdoch                     Dallas, Texas 75205
       Steve Sikes
       Roland Walden                    INDEPENDENT AUDITORS
       Sam Walls                                CF &Co., L.L.P..
       Tommy Yater                              14175 Proton Road
                                                Dallas, Texas 75244
OFFICERS
       Sam Walls, President             INVESTMENT ADVISORS
       Nancy Devaney, Vice President            Voyageur Asset Management Inc.
       Jerry Wheatley, Secretary/               Suite 2300
       Treasurer                                100 South FifthStreet,
                                                Minneapolis, Minnesota 55402

CUSTODIAN
       Westwood Trust
       200 Crescent Court, Suite 1200           Westwood Management Corp.
       Dallas, Texas 75201                      200 Crescent Court, Suite 1200
                                                Dallas, Texas 75201

CHANGE OF ADDRESS                       REGISTRAR AND TRANSFER AGENT
Registered shareholders (shares held            Securities Transfer Corporation
in your name) with questions regarding          2591 Dallas Parkway, Suite 102
your account such as change of name or          Frisco, Texas 75034
address or lost certificates should             Telephone: 469.633-0101
contact the stock registrar as shown            Fax: 469.633-0088
at the right.                                   http://www.stctransfer.com

SAMARNAN INVESTMENT CORPORATION is registered under the Investment Company Act of 1940 as a diversified, closed-end management company.

Copies of the Company's Annual Report to Shareholders and the Mid-Year Report to Shareholders are available upon written requests to the Secretary at the Company's mailing address shown above.